                              Hearing Date and Time: June 24, 2003 at 10:00 a.m.
                                 Objection Deadline: June 20, 2003 at 12:00 p.m.

SHEARMAN & STERLING
599 Lexington Avenue
New York, New York 10022
Telephone: (212) 848-4000
Facsimile: (212) 848-7179
James L. Garrity, Jr. (JG-8389)
Marc B. Hankin (MH-7001)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------------X
                                                     :
                                                     :  Chapter 11
                                                     :
In re:                                               :  Case No. 03 - 11540 (CB)
                                                     :
SPIEGEL, INC., et al.,                               :  (Jointly Administered)
                                                     :
                                    Debtors.         :
                                                     :
                                                     :
                                                     :
-----------------------------------------------------X

             MOTION FOR AN ORDER PURSUANT TO 11 U.S.C.(S)(S) 105(a)
                AND 363(b) AUTHORIZING THE DEBTORS TO IMPLEMENT A
              KEY EMPLOYEE RETENTION PLAN, TO PAY CERTAIN BONUSES
                   AND TO EXECUTE AND PERFORM UNDER EMPLOYMENT
                     AGREEMENTS WITH CERTAIN KEY EXECUTIVES

TO THE HONORABLE CORNELIUS BLACKSHEAR
UNITED STATES BANKRUPTCY JUDGE:

          Spiegel, Inc. ("Spiegel") and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors" or the "Spiegel Group"), file this motion (this "Motion") for entry of an Order, pursuant to sections 105(a) and 363(b) of title 11 of the United States Code (the "Bankruptcy Code"), authorizing the Debtors to (i) implement a key employee retention plan (the "KERP"), (ii) pay certain bonuses described below, and (iii) execute and perform under Employment Agreements (as defined below) with four key executives. The facts and circumstances supporting this Motion are set forth in the Affidavit of Anne Linsdau, Senior Vice President of Human Resources of Spiegel, in support of the Motion, filed concurrently herewith. In support of this Motion, the Debtors respectfully state as follows:

                                   Background

          1. On March 17, 2003 (the "Petition Date"), each of the Debtors filed a voluntary petition in this Court for relief under chapter 11 of the Bankruptcy Code.

          2. On March 24, 2003, the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors (the "Committee"). As of the date hereof, no request has been made for the appointment of a trustee or examiner in these cases.

          3. The Debtors have continued in possession of their respective properties and have continued to operate and manage their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

          4. The Spiegel Group is a leading international general merchandise and specialty retailer that offers apparel, home furnishings and other merchandise through catalogs, e-commerce sites and over 500 retail stores. The Spiegel Group's retail businesses operate through its three merchant divisions:
Eddie Bauer, Spiegel Catalog, and Newport News (each, a "Merchant Division"). Each Merchant Division is comprised of several entities, all of which are Debtors herein.

                                  Jurisdiction

          5. This Court has jurisdiction to consider this matter pursuant to 28 U.S.C. (S)(S) 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2)(A). Venue is proper before this Court pursuant to 28 U.S.C. (S)(S) 1408 and 1409.

                                Relief Requested

          6. By this Motion, the Debtors seek authority, under sections 105(a) and 363(b) of the Bankruptcy Code, to implement the KERP, pay certain bonuses described below, and to execute and perform under the Employment Agreements (as defined below).

                                   Background

          7. As described in greater detail below, the relief requested by this Motion is designed to maximize the value of the Debtors' estates for the benefit of their creditors and other stakeholders by accomplishing the following objectives:

          . Provide continuity of management responsible for strategic decisions and day-to-day operations to ensure that the Debtors' restructuring initiatives are carried out in an efficient manner.

          . Provide a sense of security to key employees who may find themselves displaced as a result of their own efforts in carrying out the restructuring plan.

          . Create and sustain employee morale, loyalty and commitment in the face of difficulties that necessarily attend a complex chapter 11 case.

          8. In sum, the relief requested by this Motion is designed to minimize management and other key employee turnover by providing inducements to those employees to continue working for the Debtors, as well as to enhance employee morale and job commitment. The Debtors believe that the implementation of the KERP, paying the bonuses described below and performing under the Employment Agreements (as defined below) are necessary in order to accomplish a successful reorganization and to maximize recoveries for their constituencies.

                           Key Employee Retention Plan

     A.   Critical Need to Implement the KERP

          9. The retention of key management and other employees is in the best interests of the Debtors' estate and their creditors as such retention will maximize the value of the Debtors' business and their assets. In contemplation of a successful reorganization, the

Debtors are seeking to gain the commitment of their key employees by securing their loyalty with a competitive and fair program by providing incentives comparable to: (i) those provided to employees with similar positions and experience in similar industries; and (ii) similar arrangements that have been approved for employees of similarly-situated companies operating under chapter 11 protection.

          10. Since the Petition Date, the Debtors have proceeded expeditiously to implement the first phase of a restructuring program in order to maximize the value of their estates for the benefit of their creditors and other stakeholders. These restructuring initiatives include (i) the liquidation of the Spiegel Catalog and Newport News outlet stores, (ii) the closure of approximately 60 Eddie Bauer retail stores, (iii) the closure of a customer call center located in Bothell, Washington, (iv) the consolidation of Distribution Fulfillment Services, Inc. (DFS) into one facility in Columbus, Ohio, and (v) the restructuring of the Merchant Divisions and Spiegel corporate in order to gain greater organizational and operational efficiencies.

          11. In connection with these restructuring initiatives, the Debtors have involuntarily terminated approximately 900 employees during the postpetition period. In addition, approximately 1,250 employees have voluntarily terminated their employment this period. These terminations are adversely affecting the ability of the Debtors to retain critical employees, particularly those in management positions and those at the corporate level. The unfamiliarity of employees with the chapter 11 process exaggerates their concerns regarding job security and the prospects of their employer, thereby contributing to a potentially unstable situation.

          12. The continued operation of the Debtors' businesses depends upon the retention of services of its key managers and the maintenance of employee morale. If a key manager is lost, it will be difficult and expensive to attract an equally qualified replacement and would likely hinder the implementation of the Debtors' restructuring directives. The loss of key managers at this critical time would cause substantial disruption to the Debtors' business and would severely impact employee moral and retention. Deterioration in employee moral at this critical time would have an adverse impact on the workforce and the value of the Debtors' assets and business. Given the lack of certainty with respect to the Debtors' prospects that necessarily attend any chapter 11 case, the Debtors must strive to maintain goodwill with and the best possible work environment for all employees.

          13. In sum, the Debtors cannot afford to lose their key employees, especially at this critical time in the chapter 11 process. It is essential that the Debtors stem further employee departures by providing incentives and protections that will induce key employees to remain in the Debtors' employ and dedicate themselves to the successful reorganization of the Debtors' businesses.

     B.   KERP Summary

          14. Following a thorough review of the Debtors' workforce and operational needs, the Debtors' senior management with the assistance of Watson Wyatt & Company ("Watson Wyatt"), which specializes in compensation and related issues, developed the KERP./1/

The KERP includes the following five components:

          . A retention plan (the "Retention Plan") structured to encourage key employees to remain with the Debtors during the restructuring period.

          . A transition bonus plan (the "Transition Bonus Plan") to provide the Debtors flexibility to determine the necessary workforce during the restructuring period and provide incentives to non-Retention Plan employees with uncertain employment periods.

          . A performance incentive plan (the "Performance Incentive Plan") to provide the necessary incentives for key employees during the restructuring period to meet the Debtors' business goals.

----------
/1/ The Debtors will seek to retain Watson Wyatt pursuant to a separate application to be filed with this Court.

          . An enhanced severance plan (the "Enhanced Severance Plan") to provide employees with a sense of financial security due to their necessarily uncertain employment duration during the restructuring period.

          15. Debtors have assigned key employees to six organizational levels (each a "Level") that are eligible for the various plans other than the Transition Bonus Plan (collectively, the "Key Employees"):

--------------------------------------------
Level   Representative Position   # Eligible
--------------------------------------------
  1     President & CEO                2
  2     Senior Executives             12
  3     Key Executives                19
  4     Senior Managers               27
  5     Managers                     120
  6     Key Contributors              45
--------------------------------------------
Total                                225
============================================

          16. The Debtors anticipate that certain individuals who are promoted or newly hired during these chapter 11 cases may be added to the KERP. The Debtors anticipate that the cost of any such additions will be, at a minimum, offset by workforce attrition.

               i.   The Retention Plan

          17. The Retention Plan provides for retention bonuses (each a "Retention Bonus") ranging from 25% to 80% of base salary, payable in three installments beginning September 17, 2003 (six months after the Petition Date) through the Debtors' emergence from chapter 11. The Retention Bonus varies by level of the Key Employee as follows:

--------------------------------------------------------------------------------------------------
                                                          Retention Bonus Payout Schedule
                       Total       Retention    --------------------------------------------------
Level   Employees   Base Salary   Opportunity     Sep-03       Mar-04      Emergence      Total
--------------------------------------------------------------------------------------------------
1            2      $ 1,560,000      65-80%     $  285,750   $  400,050   $  457,200   $ 1,143,000
2           12      $ 3,529,014      55-60%     $  494,239   $  691,935   $  790,783   $ 1,976,958
3           19      $ 3,579,038         50%     $  447,380   $  626,332   $  715,808   $ 1,789,519
4           27      $ 3,966,209         40%     $  396,621   $  555,269   $  634,593   $ 1,586,484
5          120      $10,507,699         30%     $  788,077   $1,103,308   $1,260,924   $ 3,152,310
6           45      $ 2,497,985         25%     $  156,124   $  218,574   $  249,798   $   624,496
--------------------------------------------------------------------------------------------------
Total      225      $25,639,900                 $2,568,200   $3,595,500   $4,109,100   $10,272,800
==================================================================================================

          18. The Retention Bonuses are to be paid according to the following payment schedule:

          .    25% six months after the Petition Date.

          .    35% twelve months after the Petition Date.

          .    40% sixty days after the Company's emergence from chapter 11.

          19. The Retention Plan includes the following provisions with respect to those employees whose employment is terminated or who are employed by a business unit that is sold during the course of the restructuring:

          . Key Employees who voluntarily terminate their employment prior to the specified payout date will forfeit any relevant Retention Bonus amounts to the extent such Retention Bonuses remain unpaid at the date of voluntary termination.

          . Key Employees who are involuntarily terminated (other than for cause) will receive the entire Retention Bonus at the time of termination, as well as an enhanced severance benefit (as described below).

          . Key Employees who are employed by a divested business unit will have their entire Retention Bonus paid at the time of divestiture or sale of significant business unit operating assets.

               ii.  Transition Bonus Plan

          20. The Transition Bonus Plan is for directors, managers, and staff employees who will not participate in the Retention Plan, and therefore provides the Debtors with maximum flexibility to decide on its manpower for the next year. The Transition Bonus Plan will be communicated to the designated employees who will be needed until certain projects are completed and, at the time of termination, would receive their severance benefits and a transition bonus pursuant to the Transition Bonus Plan. Managers have the discretion to decrease the transition bonus if the employee is needed for a shorter period. The table below describes the eligible company levels and opportunity targets of the Transition Bonus Plan, with an expected pool allocation of approximately $1.5 million:

----------------------------------------------------------
                                  Transition    Transition
SPGL                  Average        Bonus        Bonus
Level   Employees   Base Salary   Opportunity     Amount
----------------------------------------------------------
 DIR        15        $101,800        35%       $ 534,450
 MGR        32        $ 69,900        25%       $ 559,200
STAFF       54        $ 50,100        15%       $ 405,810
==========================================================
Total      101                                  $1,499,500
==========================================================

               iii. Performance Incentive Plan

          21. The 14 executives in Levels 1 and 2 of the KERP will participate in the Performance Incentive Plan with a target incentive pool of approximately $5.5 million. At the discretion of Spiegel's Chief Executive Officer (the "CEO"),/2/ upon the Debtors' emergence from chapter 11, the Performance Incentive Plan will payout 100% if the earnings before interest, taxes, depreciation and amortization of the June 2003 Plan (the "EBITDA June 2003 Plan") is fully achieved, and 50% of the incentive pool if 85% of the EBITDA June 2003 Plan is achieved.

          22. The 19 executives in Level 3 of the KERP will participate in the Performance Incentive Plan with a target incentive pool of $2 million. At the discretion of the CEO, upon the Debtors' emergence from chapter 11, the Performance Incentive Plan will payout 100% if the EBITDA June 2003 Plan is fully achieved, and 50% of the incentive pool if 85% of the EBITDA June 2003 Plan is achieved.

          23. Employees in Levels 4 and 5 of the KERP will participate in the Performance Incentive Plan with a target incentive pool of $1.45 million. Upon the Debtors' emergence from chapter 11, the Performance Incentive Plan will payout 100% if the EBITDA June 2003 Plan is fully achieved, and 50% of the incentive pool if 85% of the EBITDA June 2003 Plan is achieved.

----------
/2/ William C. Kosturos is presently the Interim Chief Executive Officer and Chief Restructuring Officer of Spiegel. If a permanent Chief Executive Officer is not appointed, then the defined term "CEO" shall refer to the Interim Chief Executive Officer.

          24. A discretionary pool of $1 million may be used to supplement the Performance Incentive Plan payout of KERP participants. Employees who are not assigned to a level under the KERP will be eligible for their annual incentive opportunities that will be determined in accordance with prepetition practices.

          25. As the EBITDA June 2003 Plan has not yet been finalized, the Debtors will establish the applicable benchmarks for the Performance Incentive Plan in consultation with the Committee. In the highly unlikely event that the Debtors are unable to reach agreement with the Committee on such benchmarks, the Debtors will not implement the Performance Incentive Plan pursuant to the relief requested by this Motion. Instead, the Debtors will seek this Court's authority to implement the Performance Incentive Plan pursuant to such benchmarks that the Debtors shall propose.

          26. In accordance with prepetition practice, the Debtors will establish an incentive bonus plan for employees who are not eligible to participate in the Performance Incentive Plan (the "Ordinary Course Incentive Plan"). The Debtors intend to allocate up to $5 million for the Ordinary Course Incentive Plan, but expect that, assuming the applicable benchmarks described below are satisfied, only approximately $3.75 million will be paid to employees under such plan due to attrition by certain of such employees. Pursuant to the Ordinary Course Incentive Plan, satisfaction of the benchmarks under the EBITDA June 2003 Plan for corporate employees will be measured on the EBITDA June 2003 Plan. Employees of the Merchant Divisions, Distribution Fulfillment Services, Inc. (DFS), and Spiegel Group Teleservices, Inc. will be measured on their respective division's 2003 earnings before interest and taxes, and on the EBITDA June 2003 Plan. As the Ordinary Course Incentive Plan is consistent with the Debtors' ordinary course prepetition practice, the Debtors are not seeking this

Court's authority to implement the Ordinary Course Incentive Plan, and are describing it in this Motion in the interests of full disclosure.

               iv.  Enhanced Severance Plan

          27. Pursuant to the proposed Enhanced Severance Plan, Key Employees will be entitled to receive the greater of their regular severance benefit determined in accordance with existing policy, applicable severance agreement or the enhanced severance benefit level as detailed below. The cost differential between current/contractual severance and the enhanced severance is outlined in paragraph 30 below.

----------------------------------------------------
                                  Enhanced Severance
Level   Representative Position      (% of Salary)
----------------------------------------------------
  1     President & CEO                  200%
----------------------------------------------------
  2     Senior Executives                 65%
----------------------------------------------------
  3     Key Executives                    50%
----------------------------------------------------
  4     Senior Managers                   50%
----------------------------------------------------
  5     Managers                          25%
----------------------------------------------------
  6     Key Contributors                  25%
----------------------------------------------------

With respect to those employees with existing employment agreements the Debtors seek authority to pay the severance benefits set forth included in such agreement in the event that the applicable employee is terminated without cause during the stated term of the applicable employment agreement. Thereafter, those employees will receive enhanced severance in accordance with the provisions set forth above. By this Motion, the Debtors are not seeking authority to assume or reject any such employment agreements.

          28. The Enhanced Severance Plan contains the following provisions regarding an employee's entitlement to enhanced severance upon termination:

          . Employees who voluntarily terminate employment will not be entitled to severance benefits including any payments under the KERP.

          . Employees who are involuntarily terminated (other than for cause) will receive their eligible severance benefit payable in a single lump sum at the time of termination, subject to review by the compensation committee of the Board of Directors.

               v.   Program Costs

          29. The estimated aggregate maximum cost of the KERP is approximately $26.4 million excluding any severance payments:

                                            Key Employee Retention Program
                               ----------------------------------------------------------
                                Retention    Transition       Performance
                                  Bonus         Bonus       Incentive Bonus      TOTAL
                               -----------   ----------     ---------------   -----------
KERP Employees
   Levels 1 & 2                $ 3,119,958       --          $ 5,473,000      $ 8,593,000
   Level 3                     $ 1,789,519       --          $ 2,000,000      $ 3,789,500
   Level 4 & 5                 $ 4,738,793       --          $ 1,447,000      $ 6,185,800
   Level 6                     $   624,496       --                   --      $   624,500
Discretionary                                                $ 1,000,000      $ 1,000,000
                               $10,272,800       --          $ 9,920,000      $20,192,800
Non-Retention Plan Employees
   Employees                            --   $1,500,000/3/   $ 3,750,000/4/   $ 5,250,000

CEO Discretionary Pool                  --       --                   --      $ 1,000,000

TOTAL                          $10,272,800   $1,500,000      $13,670,000      $26,442,800

          30. The potential costs of the Enhanced Severance Plan as compared to the

Debtors' current severance benefits are outlined in the table below:

                                               Severance     Current       Enhanced
Level   Representative Position   Incumbents    Benefit     Severance     Severance    Differential
-----   -----------------------   ----------   ---------   -----------   -----------   ------------
  1     President & CEO                2          200%     $ 3,120,000   $ 3,120,000    $        0
  2     Senior Executives             12           65%     $ 2,336,478   $ 2,293,859      -$42,618
  3     Key Executives                19           50%     $ 1,484,779   $ 1,789,519    $  304,740
  4     Senior Managers               27           50%     $ 1,407,313   $ 1,983,105    $  575,792
  5     Managers                     120           25%     $ 1,988,132   $ 2,626,925    $  638,793
  6     Key Contributors              45           25%     $   282,494   $   624,496    $  342,002

TOTAL                                225                   $10,619,200   $12,437,900    $1,818,708

     C.   Authorization to Pay Certain Bonuses

          31. As noted above, the continued performance of the Debtors' employees is critical to their ability to maximize the value of their estates for the benefit of creditors and other

----------
/3/ Assumes all eligible employees are paid out full stay bonus opportunity. /4/ $5 million incentive pool with 25% assumed attrition.

parties in interest. In connection with developing the KERP, the Debtors have determined that it is in the best interests of their estates to obtain authority to pay the bonuses described below. In each case, the bonuses were either earned entirely during the prepetition period, or were promised to particular key employees (other than the Key Executives, as defined below) during the prepetition period and may be earned by the applicable employee based on services rendered, either in whole or in part, during the post-petition period. Although on the Petition Date the Debtors requested authority to pay certain prepetition amounts owing to employees,/5/ the Debtors did not request authority to pay any of the bonuses described below because the Debtors considered that it would only be appropriate to do so in connection with a global employee retention program (such as the KERP) and after having discussed the same with the Committee.

               i.   2002 Incentive Bonus

          32. During the prepetition period, the Debtors established an employee incentive plan for the 2002 fiscal year that ended on December 31, 2002. The benchmarks for such plan were appropriately set in light of the Debtors' prepetition situation, which included operating in a very competitive retail and direct marketing environment. Prior to the Petition Date, the Debtors determined that approximately 931 employees earned bonuses under such plan (the "2002 Incentive Bonuses"). Such employees received the first half of their 2002 Incentive Bonuses on February 28, 2003. By this Motion, the Debtors request authority to pay the second half of the 2002 Incentive Bonuses (the "Second Half 2002 Incentive Bonuses") to such employees on or about July 18, 2003. The aggregate amount of such bonus payments is approximately $5.53 million.

----------
/5/ Motion of the Debtors for an Order Pursuant To 11 U.S.C.(S)(S)363(b) and 105(a) Authorizing (I) Payment Of Prepetition Wages, Salaries, Vacation Benefits, Expense Reimbursement, Severance Benefits, Employee Benefit Plans, Policies, Programs and Practices, (II) Continuance of Employee Benefit Plans, Policies, Programs And Practices, and (III) Certain Other Specified Relief, dated March 17, 2003 [Docket No. 38].

               ii.  Bonuses to Five Key Employees

          33. In order to attract and retain five key employees (none of whom are Key Executives) during the prepetition period, the Debtors agreed to provide these employees certain bonuses in the aggregate amount of approximately $183,000 that are payable in 2003 or 2004 (collectively, the "Separate Bonuses"). These separate bonuses include a signing bonus as well as certain bonuses to be paid based on performance or continued service to the Debtors. By this Motion, the Debtors request authority to pay the Separate Bonuses in accordance with their terms.

     D.   Employment Agreements for Key Executives

          34. In any organization, certain persons are undeniably critical to that organization's ability to achieve its goals. In this case, the Debtors' goal is to maximize their value for the benefit of their creditors pursuant to a confirmed plan of reorganization. The Debtors have determined, that in order to achieve this goal, it is critical that they continue to receive the services provided by the following four key executives (collectively, the "Key Executives"):/6/

          . Fabian Mansson: Fabian Mansson has served as President and Chief Executive Officer of Eddie Bauer, Inc. since July 1, 2002. In this capacity, Mr. Mansson drives the strategic vision for the Eddie Bauer Brand. Mr. Mansson, formerly served as Chief Executive Officer of Hennes & Mauritz ("H&M"), one of Europe's most successful retail chains with more than $4 billion in sales and more than 800 stores located worldwide. While at H&M from 1991 through 2000, Mr. Mansson served in a variety of positions, including Group Merchandising Manager and Division Manager, before assuming the role of Chief Executive. Immediately prior to his employment by Eddie Bauer, Mr. Mansson was an Executive Vice President with Spray Ventures, a Swedish venture capital company, where he was jointly responsible with the chief executive officer for successfully reducing operating costs, improving the company's financial structure and restructuring parts of the business.

----------
/6/  Each of the Key Executives is a Key Employee.

          . Geralynn Madonna: Geralynn Madonna has been President and Chief Executive Officer of Spiegel Catalog, Inc. and Newport News, Inc. since March 14, 2003. In this capacity, Ms. Madonna oversees all aspect of operations, including but not limited to financial management, design, manufacturing and merchandising. Ms. Madonna previously held the position of President and Chief Operating Officer of Newport News. Ms. Madonna has been with the Debtors for more than 22 years. In her most recent position as president and chief operating officer of Newport News, she oversaw all company-wide operations, including merchandising, product design and development, and financial management.

          . Alexander Birken: Alexander Birken serves as Senior Vice President and Chief Operating Officer of Spiegel. In this capacity, Mr. Birken oversees all aspects of the Spiegel Group's information services, corporate real estate, audit and support operations as well as special projects, including critical cost-cutting initiatives. Mr. Birken joined the Spiegel Group in August 2002. He came to the Spiegel Group from the Otto Group where he held various positions for 11 years and most recently served as Senior Vice President.

          . James Brewster: James M. Brewster was appointed as Senior Vice President and Chief Financial Officer for the Spiegel Group on February 26, 2003. For the 10 years prior to this appointment, Mr. Brewster served as Senior Vice President and Chief Financial Officer for Newport News, Inc. In this capacity, Mr. Brewster has responsibility for the financial plans and policies of the company and for strategic activities in the legal, investor relations, tax and loss prevention functions. Mr. Brewster joined Newport News, Inc. in 1986 as manager of financial systems and moved up through the organization, serving as director of finance, director of inventory control, vice president and treasurer, and vice president and chief financial officer before being promoted to senior vice president and chief financial officer in 1992.

          35. By this Motion, the Debtors seek authority to enter into separate employment agreements (collectively, the "Employment Agreements") with the Key Executives in accordance with the terms set forth in the term sheets annexed hereto as Exhibits A through D (collectively, the "Term Sheets"). The Debtors have requested, pursuant to the Ex Parte Emergency Motion of the Debtors for an Order Pursuant to 11 U.S.C. (S) 107(b) and Fed. R. Bankr. P. 9018 Authorizing the Debtors to File Under Seal Employment Agreement Term Sheets Exhibit to Motion for an Order Pursuant to 11 U.S.C.(S)(S) 105(a) and 363(b) Authorizing the Debtors to Implement a Key Employee Retention Plan, Pay Certain Bonuses and to Execute and

Perform Under Employment Agreements with Key Executives, that such Term Sheets be filed under seal because they include confidential commercial information. The Term Sheets set forth confidential information regarding the Key Executives' salary, bonus opportunities, benefits, and severance benefits. The Debtors submit that the employment terms set forth in the Term Sheets are reasonable and consistent with market practices. The Debtors have provided copies of the term sheets to the Committee.

          36. The Employment Agreements are necessary in order to ensure that the Key Executives will continue working for the Debtors. If a Key Executive is lost, it will be difficult and expensive to attract an equally qualified replacement and would severely hinder the implementation of the Debtors' restructuring directives. Moreover, the Key Executives provide the strategic vision for the Debtors' businesses. The loss of a Key Executive would cause a substantial disruption to the Debtors' businesses and make it difficult for the Debtors to continue as a going concern. Finally, the loss of a Key Executive would severely impact employee moral and retention. Deterioration in employee moral at this critical time would have an adverse impact on the workforce and the value of the Debtors' assets and business.

                                Basis For Relief

          37. Section 363(b)(1) of the Bankruptcy Code permits a debtor in possession to use property of the estate "other than in the ordinary course of business" after notice and a hearing. 11 U.S.C (S) 363(b)(1). Additionally, section 105(a) of the Bankruptcy Code allows this Court to "issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of the [Bankruptcy Code]." 11 U.S.C (S) 105(a). See, e.g., In re Casse, 198 F.3d. 327, 336 (2d Cir. 1999) ("11 U.S.C. (S) 105 is an omnibus provision phrased in such general terms as to be the basis for a broad exercise of power in the administration of a bankruptcy case. The basic purpose of section 105 is to assure the bankruptcy courts power to take whatever action is appropriate or necessary in aid of the exercise of their jurisdiction." (internal citations omitted)).

          38. The Debtors respectfully submit that the Debtors have demonstrated a sound business justification for authority to implement the KERP, pay the Separate Bonuses and the Second Half 2002 Incentive Bonuses, and to execute and perform under the Employment Agreements. Such relief can be granted outside the ordinary course of business if the Debtors demonstrate a sound business justification for obtaining it. See In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983) (business judgment rule requires a finding that a good business reason exists to grant a debtor's application under section 363(b)).

          39. Once the Debtors articulate a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.' " In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)).

          40. The business judgment rule has vitality in chapter 11 cases and shields a debtor's management from judicial second-guessing. Id.; In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) ("[T]he Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions.").

          41. Given the importance of the Debtors' Key Employees to the Debtors' continued operations, this Court should approve the relief requested herein. Courts in this District and others have recognized the needs of chapter 11 debtors to retain their employees in order to assure continued business functions in chapter 11 and therefore have approved retention, incentive, and severance programs under Bankruptcy Code section 363(b)(1) similar to those proposed herein (each program, of course, being tailored to the needs of particular debtors) as a proper exercise of a debtor's business judgment. See, e.g., In re Global Crossing Ltd., et al., Case Nos. 02-40187 (REG) through 02-40241 (REG) (Bankr S.D.N.Y May 24, 2002) (approving multimillion dollar key employee retention program); In re Enron Corp., et al., Case No. 01-16034 (AJG) (Bankr. S.D.N.Y. May 8, 2002) (approving multimillion dollar key employee retention program and authorizing administrative expense priority for indemnification claims arising from postpetition services of directors and officers); See also In re Montgomery Ward, Case No. Civ A. 98-52 (JJF) (D. Del. Nov. 24, 1999) (discussing bankruptcy court record and noting "in every major case that I have ... we have this type of a program [retention and severance] early on in the case because of the free- fall chapter 11 problems that we have, including the public's perception and creditors, vendors, et cetera's perception of this company").

          42. The Debtors have determined that the costs associated with the adoption of the KERP, Separate Bonuses, Second Half 2002 Incentive Bonuses, and the Employment Agreements are more than justified by the benefits that the Debtors expect to realize from them, including boosting morale and discouraging resignations among Key Employees, as well as incentivizing employees to vigorously assist in preserving and enhancing the value of the Debtors' estates.

          43. The proposed relief will enable the Debtors to retain the knowledge, experience and loyalty of the Key Employees who are crucial to the Debtors' reorganization efforts. If Key Employees were to leave their current jobs at this critical point in the Debtors' chapter 11 cases, it is likely that the Debtors would not be able to attract replacement employees of comparable quality, experience, knowledge and character.

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

          44. Suitable new employees, even if available, would not have in-depth and historical knowledge of the Debtors' businesses. The time and costs incurred, and the learning curve necessarily involved in hiring replacements for key employees, outweighs the potential costs of payments made under the KERP.

          45. In sum, the Debtors have determined in the exercise of their business judgment that it is essential that the managers, supervisors and directors continue to focus their efforts on supporting and maintaining the Debtors' reorganization efforts in the coming months. Accordingly, the Debtors believe that granting the relief requested in this Motion is in the best interests of the Debtors' estates, their creditors, and other interested parties.

                                     Notice

          46. Notice of this Motion has been provided in accordance with the "Order Pursuant to 11 U.S.C. (S)(S) 102 and 105(a) and (d) and Bankruptcy Rule 2002(m), 9006 and 9007 Establishing Certain Notice, Case Management and Administrative Procedures and Scheduling Initial Case Conference in Accordance with Local Bankruptcy Rule 1007-2(e)" entered by this Court on March 21, 2003. The Debtors submit that, under the circumstances, no other or further notice need be provided.

                           Waiver of Memorandum of Law

          47. Given that there are no novel issues of law presented herein and that the legal authority for the relief being sought is set forth herein, the Debtors respectfully request that this Court waive the requirement that the Debtors file a memorandum of law in support of this Motion as provided in Rule 9013-1(b) of the Local Bankruptcy Rules for the United States Bankruptcy Court for the Southern District of New York.

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

                                No Prior Request

          48. No prior motion for the relief sought herein has been made by the Debtors to this or any other court.

          WHEREFORE the Debtors respectfully request entry of an order granting the relief requested herein and such other or further relief as is just.

Dated: New York, New York
       June 11, 2003


                                             By: /s/ James L. Garrity, Jr.
                                                 -------------------------------
                                                 James L. Garrity, Jr. (JG-8389)
                                                 Marc B. Hankin (MH-7001)

                                                 SHEARMAN & STERLING
                                                 599 Lexington Avenue
                                                 New York, New York 10022
                                                 Telephone: (212) 848-4000
                                                 Facsimile: (212) 848-7179

                                                 Attorneys for the Debtors and
                                                 Debtors in Possession

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


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------x
                                          :
                                          :     Chapter 11
                                          :
In re:                                    :     Case No. 03 - 11540 (CB)
                                          :
SPIEGEL, INC., et al.,                    :     (Jointly Administered)
                                          :
                           Debtors.       :
                                          :
                                          :
                                          :
------------------------------------------x

              ORDER PURSUANT TO 11 U.S.C. (S)(S) 105(a) AND 363(b)
                   AUTHORIZING THE DEBTORS TO IMPLEMENT A KEY
                 EMPLOYEE RETENTION PLAN, TO PAY CERTAIN BONUSES
                   AND TO EXECUTE AND PERFORM UNDER EMPLOYMENT
                     AGREEMENTS WITH CERTAIN KEY EXECUTIVES

          Upon the motion dated June 11, 2003 (Docket No. 455) (the "Motion") /1/ filed by Spiegel, Inc. ("Spiegel") and certain of its direct and indirect subsidiaries, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the "Debtors"), for an Order authorizing the Debtors to (i) implement a key employee retention plan, (ii) pay certain bonuses, and (iii) execute and perform under employment agreements with four key executives, as described in greater detail in the Motion; and upon the Affidavit of Anne Linsdau, Senior Vice President of Human Resources of Spiegel, in support of the Motion; and it appearing that this Court has jurisdiction to consider the Motion pursuant to 28 U.S.C. (S)(S) 157 and 1334; and it appearing that venue of these cases and this Motion in this district is proper pursuant to 28 U.S.C.
(S)(S) 1408 and 1409; and it appearing that this matter is a core proceeding pursuant to 28 U.S.C. (S) 157(b); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors; and it appearing that notice of the Motion has been given

----------
/1/ Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Motion.

as provided in the Motion, and that no other or further notice need be given; and upon the record herein and after due deliberation thereon; and good and sufficient cause appearing therefor, it is

          ORDERED, that the Debtors be, and hereby are, authorized and empowered to implement and make payments under the KERP as set forth in the Motion and as modified by this Order, provided that the KERP shall include a separate retention bonus that shall be paid to such employees who were entitled to receive the Second Half 2002 Incentive Bonuses on the same terms and conditions as set forth in the Motion with respect to the Second Half 2002 Incentive Bonuses (the "Separate Retention Bonuses"); and it is further

          ORDERED, that the Debtors shall only implement and make payments under the KERP pursuant to a written plan document (the "KERP Document") that shall be subject to the prior review and reasonable approval of the Official Committee of Unsecured Creditors appointed in these cases (the "Committee"), which KERP Document shall memorialize the KERP as set forth in the Motion and as modified by this Order; and it is further

          ORDERED, that the KERP Document shall (i) set forth the mechanisms for payment and the business performance targets for the Performance Incentive Plan,
(ii) provide that an employee may only receive a Separate Retention Bonus after having released all prepetition claims against the Debtors in connection with any prepetition bonuses, (iii) provide that the Debtors shall only make a payment to an employee pursuant to the KERP Document after having first determined that such employee is in good standing, in light of current and past performance (including, but not limited to, any actions described in any report submitted by the independent examiner appointed pursuant to the Partial Final Judgment and Order or Permanent Injunction and Other Equitable Relief, dated March 11, 2003, entered by the District Court for the Northern District of Illinois in United States Securities and Exchange Commission v. Spiegel, Inc., Case No. 03C 1685 (the "Independent Examiner Report")) as of the date such payment is to be made (each, a "KERP Payment"), and (iv) provide that the Debtors shall have the discretion to delay making a KERP Payment if, as of the date such payment would otherwise be made pursuant to the KERP Document, the Debtors cannot determine at that time that an employee is in good standing; and it is further

          ORDERED, that in the event the Debtors and the Committee do not reach agreement with respect to any part of the KERP Document, the Debtors may only implement and make payments governed by such part upon further order of this Court; and it is further

          ORDERED, that the Debtors shall provide the Office of the United States Trustee (the "U.S. Trustee") and the Committee (collectively, the "KERP Notice Parties") fifteen days' prior written notice of any payment under the Retention Plan or the Performance Incentive Plan to any employee, which notice shall set forth the name and title of each employee, as well as the amount of any such payment (each, a "KERP Notice"), and in the event a KERP Notice Party determines that any such payment to a particular employee described in a KERP Notice is inappropriate, such party shall, at least five days before the payment date set forth in the applicable KERP Notice, provide the Debtors and the other KERP Notice Party a written "Notice of Objection to KERP Payment" setting forth the KERP payments that are the subject of the objection and precise nature of the objection; and it is further

          ORDERED, that if the Debtors receive a Notice of Objection to KERP Payment, the Debtors will withhold payment of the applicable KERP payment pending consensual resolution of the Notice of Objection to KERP Payment or an order of this Court authorizing the Debtors to make such payment; and it is further

          ORDERED, that in the event the parties are unable to consensually resolve an objection set forth in a Notice of Objection to KERP Payment, the Debtors may request that this Court separately authorize such payment, and this Order is without prejudice to the rights of either the U.S. Trustee or the Committee to raise any objection with respect to a subsequent request by the Debtors to make a KERP Payment that is the subject of a Notice of Objection to KERP Payment; and it is further

          ORDERED, that the Debtors be, and hereby are, authorized and empowered to pay the Separate Bonuses as set forth in the Motion; and it is further

          ORDERED, that the Debtors be, and hereby are, authorized and empowered to execute and perform under separate employment agreements with each of the Key Executives that memorialize the terms and conditions set forth in the revised Term Sheets dated July 11, 2003, provided that such agreements shall be subject to the prior review and reasonable approval of the Committee; and it is further

          ORDERED, that the provision of Bankruptcy Rule 6004(g) staying the effectiveness of this Order for ten days are hereby waived, and this Order shall be effective immediately upon entry thereof; and it is further

          ORDERED, that the Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order; and it is further

          ORDERED, that the requirement pursuant to Local Rule 9013-1(b) that the Debtors file a memorandum of law in support of the Motion is hereby waived.

Dated: New York, New York
       July 15,2003


                                                  /s/ Cornelius Blackshear
                                                  ------------------------------
                                                  HONORABLE CORNELIUS BLACKSHEAR
                                                  UNITED STATES BANKRUPTCY JUDGE